                                                                      EXHIBIT 11
                                                                      PRIMARY


                                           For the Three Months   For the Six Months
                                              Ended June 30,         Ended June 30,
                                           --------------------   --------------------
                                               1997       1996        1997       1996
                                           --------------------   --------------------
INCOME ON COMMON STOCK
============================
NET INCOME                                   $21.4      $17.7       $41.9      $33.0


SHARES OUTSTANDING
============================
Weighted Average Number of                    78.2       69.9        77.9       67.5
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock            12.6       14.4        12.3       14.4
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                (5.4)      (3.9)       (5.0)      (4.3)

Assumed Conversion of
 Convertible Preferred Stock                     -        6.8           -        9.1
                                             -----------------------------------------

Weighted Average Number of
     Common Shares Outstanding                85.4       87.2        85.2       86.7
                                             ========================================

EARNINGS PER SHARE
============================
NET INCOME PER COMMON SHARE                  $0.25      $0.20       $0.49      $0.38
                                             ========================================

                                                                   EXHIBIT 11
                                                                   FULLY DILUTED


                                                              For the Three Months             For the Six Months
                                                                Ended June 30,                    Ended June 30,
                                                       ------------------------------      -----------------------------
                                                           1997             1996               1997            1996
                                                       ------------------------------      -----------------------------
INCOME ON COMMON STOCK
==============================================
NET INCOME                                              $    21.4       $    17.7          $    41.9        $   33.0


SHARES OUTSTANDING
==============================================
Weighted Average Number of                                   78.2            69.9               77.9            67.5
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                           14.4            14.4               14.2            14.4
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                               (6.8)           (3.5)              (6.5)           (3.5)

Assumed Conversion of
 Convertible Preferred Stock                                    -             6.8                  -             9.1
                                                        -------------------------------------------------------------


Weighted Average Number of
     Common Shares Outstanding                               85.8            87.6               85.6            87.5
                                                        =============================================================


EARNINGS PER SHARE
==============================================
NET INCOME PER COMMON SHARE                             $    0.25       $    0.20          $    0.49        $   0.38
                                                        =============================================================

